Exhibit 10.21

Conformed Copy

ACE LIMITED

EXECUTIVE SEVERANCE PLAN

As Amended and Restated Effective as of January 1, 2009 and

As Further Amended Effective as of May 18, 2011

-i-

ACE LIMITED

EXECUTIVE SEVERANCE PLAN

1.0	DEFINITIONS

The following terms shall have the following meanings unless the context indicates otherwise:

1.1	“Affiliate” of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

1.2	“Beneficiary” shall mean a beneficiary designated in writing by a Participant to receive any Separation Benefits in accordance with Sections 5 through 10 below. If no beneficiary is designated by the Participant, then the Participant’s estate shall be deemed to be the Participant’s Beneficiary.

1.3	“Board” shall mean the Board of Directors of the Company.

1.4	“Bonus” shall mean the 3-year average of the annual bonuses paid or payable to the Participant with respect to the 3 most recently completed fiscal years immediately preceding the Separation Date, with such amount increased (if applicable) to take into account any elective or mandatory deferrals. For a Participant who has not been employed by the Company with respect to the 3 most recently completed fiscal years immediately preceding the Separation Date, the average annual bonus amount shall be calculated based on the number of full fiscal years of employment. For a Participant who has not been employed long enough to receive an annual bonus with respect to 1 completed fiscal year, the annual bonus amount shall be equal to the Participant’s annual target bonus.

1.5	“Cause” shall mean—unless otherwise defined in an employment agreement between the Participant and the Company or Subsidiary—the occurrence of any of the following:

(1)	a conviction of the Participant with respect to a (i) felony or (ii) a misdemeanor involving moral turpitude; or

(2)	willful misconduct or gross negligence by the Participant resulting, in either case, in harm to the Company or any Subsidiary; or

(3)	failure by the Participant to carry out the lawful and reasonable directions of the Board or the Participant’s immediate supervisor, as the case may be; or

(4)	refusal to cooperate or non-cooperation by the Participant with any governmental regulatory authority; or

(5)	fraud, embezzlement, theft or dishonesty by the Participant against the Company or any Subsidiary or a material violation by the Participant of a policy or procedure of the Company, resulting, in any case, in harm to the Company or any Subsidiary.

1.6	“CEO” shall mean the Executive serving as the chief executive officer of the Company at the relevant time.

1.7	“Change in Control” shall mean the occurrence of any of the following events:

(1)	any “person,” as such term is used in Sections 3(a)(9) and 13(d) of the Exchange Act, becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 50% or more of the Voting Stock (as defined below) of the Company; or

(2)	the majority of the Board consists of individuals other than Incumbent Directors; provided that any person becoming a director subsequent to the Effective Date whose election or nomination for election was supported by three-quarters of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director; or

(3)	the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; or

(4)	all or substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

(5)	the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by Affiliates of such other company in exchange for stock of such other company).

1.8	“Change-in-Control Date” shall mean the date that a Change in Control first occurs.

1.9	“Change-in-Control Health Continuation Period” shall mean the period commencing on the Separation Date and continuing until the end of the applicable period as shown on Schedule A and which is to be used if the Participant’s Separation is without Cause or for Good Reason in connection with a Change in Control.

1.10	“Change-in-Control Non-competition Period” shall mean the period commencing on the date the Executive becomes a Participant and continuing until the end of the applicable period as shown on Schedule A and which is to be used if the Participant’s Separation is without Cause or for Good Reason in connection with a Change in Control.

1.11	“Change-in-Control Non-solicitation Period” shall mean the period commencing on the date the Executive becomes a Participant and continuing until the end of the applicable period as shown on Schedule A and which is to be used if the Participant’s Separation is without Cause or for Good Reason in connection with a Change in Control.

1.12	“Change-in-Control Severance Multiple” shall mean the multiplier that shall be used to determine cash Separation Benefits paid to a Participant as shown on Schedule A and which is to be used if the Participant’s Separation is without Cause or for Good Reason in connection with a Change in Control.

1.13	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.14	“Committee” shall mean the Board’s Compensation Committee as constituted from time to time.

1.15	“Company” shall mean ACE Limited, a Swiss company, including any successor entity or any successor to the assets of the Company that has assumed the Plan.

1.16	“Competitive Activity” shall mean the Participant’s engaging in an activity – whether as an employee, consultant, principal, member, agent, officer, director, partner or shareholder (except as a less than 1% shareholder of a publicly traded company) – that is competitive with any business of the Company or any Subsidiary conducted by the Company or such Subsidiary at any time during the Standard Non-competition Period or the Change-in-Control Non-competition Period (as applicable); provided, however, that the Participant may be employed by or otherwise associated with:

(i)	a business of which a subsidiary, division, segment, unit, etc. is in competition with the Company or any Subsidiary but as to which such subsidiary, division, segment, unit, etc. the Participant has absolutely no direct or indirect responsibilities or involvement, or

(ii)	a company where the Competitive Activity is:

(A)	from the perspective of such company, de minimis with respect to the business of such company and its affiliates, and

(B)	from the perspective of the Company or any Subsidiary, not in material competition with the Company or any Subsidiary.

1.17	“Disability” shall mean a disability as determined in accordance with the Company’s (or the applicable Subsidiary’s) long-term disability plan or program in effect on the date that the disability first occurs, or if no such plan or program is in effect on the date that the disability first occurs, then a disability as defined under Code Section 22(e)(3).

1.18	“Effective Date” shall mean January 1, 2009.

1.19	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.20	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

1.21	“Executive” shall mean a regular full-time employee of the Company or any Subsidiary with executive, managerial or similar duties and responsibilities.

1.22	“Good Reason” shall mean – unless otherwise defined in an in-force employment agreement between the Participant and the Company or Subsidiary – the occurrence of any of the following within the 60-day period preceding a Separation Date without the Participant’s prior written consent:

(1)	a material adverse diminution of the Participant’s titles, authority, duties or responsibilities, or the assignment to the Participant of titles, authority, duties or responsibilities that are materially inconsistent with his or her titles, authority, duties and/or responsibilities in a manner materially adverse to the Participant; or

(2)	a reduction in the Participant’s base salary or annual bonus opportunity (other than any reduction applicable to all similarly situated Executives generally); or

(3)	a failure of the Company to obtain the assumption in writing of its obligations under the Plan by any successor to all or substantially all of the assets of the Company within 45 days after a merger, consolidation, sale or similar transaction that qualifies as a Change in Control.

1.23	“Incumbent Directors” shall mean the members of the Board as of the Effective Date.

1.24	“Participant” shall mean an Executive who has been designated to participate in the Plan in accordance with Section 3 below and who is participating in the Plan on the Separation Date.

1.25	“Plan” shall mean the ACE Limited Executive Severance Plan.

1.26	“Quit” shall mean termination of a Participant’s employment by the Participant other than due to death, Disability or Retirement.

1.27	“Retirement” shall mean that the Participant has retired and is or will be receiving benefits under the Company’s primary qualified pension plan.

1.28	“Salary” shall mean the highest annual base salary paid to the Participant during the 12-month period immediately preceding the earlier of (i) the Separation Date or (ii) the Change-in-Control Date, with such amount increased (if applicable) to take into account any elective or mandatory deferrals.

1.29	“Separated Participant” shall mean a Participant whose employment with the Company and/or any of its Subsidiaries has been terminated.

1.30	“Separation” shall mean a termination of the Participant’s employment:

(1)	due to the death of the Participant; or

(2)	by the Company or by the Participant due to Disability; or

(3)	by the Participant as a Retirement; or

(4)	by the Company for Cause or by the Participant without Good Reason; or

(5)	by the Company without Cause or by the Participant for Good Reason.

1.31 “Separation Benefits” shall mean the compensation and benefits payable or provided to a Separated Participant under the Plan.

1.32	“Separation Date” shall mean the date a Participant’s employment with the Company and/or a Subsidiary is terminated.

1.33	“Standard Health Continuation Period” shall mean the period commencing on the Separation Date and continuing until the end of the applicable period as shown on Schedule A and which is to be used if the Participant’s Separation is without Cause and is NOT in connection with a Change in Control.

1.34	“Standard Non-competition Period” shall mean the period commencing on the date the Executive becomes a Participant and continuing until the end of the applicable period as shown on Schedule A and which is to be used if the Participant’s Separation is without Cause and is NOT in connection with a Change in Control.

1.35	“Standard Non-solicitation Period” shall mean the period commencing on the date the Executive becomes a Participant and continuing until the end of the applicable period as shown on Schedule A and which is to be used if the Participant’s Separation is without Cause and is NOT in connection with a Change in Control.

1.36	“Standard Severance Multiple” shall mean the multiplier that shall be used to determine cash Separation Benefits paid to a Participant as shown on Schedule A and which is to be used if the Participant’s Separation is without Cause and is NOT in connection with a Change in Control.

1.37	“Standard Vesting Continuation Period” shall mean the period over which equity-based compensation will continue to vest/become exercisable commencing on the Separation Date and continuing until the end of the applicable period as shown on Schedule A and which is to be used if the Participant’s Separation is without Cause and is NOT in connection with a Change in Control.

1.38	“Subsidiary” shall mean a corporation of which the Company directly or indirectly owns more than 50 percent of the Voting Stock or any other business entity in which the Company directly or indirectly has an ownership interest of more than 50 percent.

1.39	“Voting Stock” shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

2.0	PURPOSE AND HISTORY OF PLAN

2.1	Purpose and History.

Ace Limited Executive Severance Plan (the “Plan”) is maintained by the Company:

(a)	to provide the terms and conditions relating to an Executive’s separation from service from the Company and/or any of its Subsidiaries; and

(b)	to retain certain highly qualified individuals as Executives; and

(c)	to maintain the focus of such Executives on the business of the Company and to mitigate the distractions caused by the possibility that the Executive’s employment may be terminated or that the Company may be the target of an acquisition.

The provisions of the Plan as set forth herein constitute an amendment, restatement and continuation of the Plan as in effect immediately prior to the Effective Date. The Plan (as so amended and restated) is effective with respect to terminations of employment occurring on or after the Effective Date.

The Plan is intended to qualify as an “employee benefit plan” (as such term is defined under ERISA Section 3(3)) and, accordingly, the Plan is intended to be subject to ERISA. In addition, the Plan is intended to qualify as a “top-hat” plan (as such term is commonly used under the ERISA regulations promulgated by the U.S. Department of Labor) since it provides benefits only to a select group of management or highly compensated employees of the Company.

Cash Separation Benefits under the Plan are NOT intended to be “nonqualified deferred compensation” as such term is defined and used under Code Section 409A; accordingly, such benefits are NOT intended to be subject to Code Section 409A.

3.0	ELIGIBILITY AND PARTICIPATION

3.1	Eligibility. All Executives of the Company shall be eligible to participate in the Plan.

3.2	Participation. Participants shall consist of the CEO and those Executives designated by the CEO in his or her sole discretion to participate in the Plan; provided, however, that the CEO shall not designate an Executive as a new Participant following a Change-in-Control Date. An Executive who becomes a Participant shall remain a Participant until the termination of the Plan in accordance with Section 14 below.

3.3	Committee Approval; Participant Agreement. Notwithstanding anything contained in the Plan to the contrary, all Participants designated by the CEO in accordance with

Section 3.2 above shall not become Participants until such designation has been approved in writing by the Committee and such Executive has agreed in writing to be a Participant.

4.0	ADMINISTRATION

4.1	Responsibility. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage and administer the Plan in accordance with its terms.

4.2	Authority of the Committee. The Committee shall have the maximum discretionary authority permitted by law that may be necessary to enable it to discharge its responsibilities with respect to the Plan, including but not limited to the following:

(a)	to determine eligibility for participation in the Plan;

(b)	to approve Participants designated by the CEO;

(c)	to determine or calculate a Participant’s Separation Benefits;

(d)	to correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect;

(e)	to issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

(f)	to make rules for carrying out and administering the Plan and make changes in such rules as it from time to time deems proper;

(g)	to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

(h)	to make reasonable determinations as to a Participant’s eligibility for benefits under the Plan, including determinations as to Cause and Good Reason; and

(i)	to take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

4.3	Action by the Committee. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

4.4

Delegation of Authority. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable; provided, however, that any such delegation shall be in writing. In addition, the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Subsidiary whose employees have benefited from the Plan, as determined by the Committee.

4.5	Determinations and Interpretations by the Committee. All determinations and interpretations made by the Committee shall be binding and conclusive to the maximum extent permitted by law on all Participants and their heirs, successors, and legal representatives.

4.6	Information. The Company shall furnish to the Committee in writing all information the Committee may deem appropriate for the exercise of its powers and duties in the administration of the Plan. Such information may include, but shall not be limited to, the full names of all Participants, their earnings and their dates of birth, employment, retirement or death. Such information shall be conclusive for all purposes of the Plan, and the Committee shall be entitled to rely thereon without any investigation thereof.

4.7	Liability. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated.

4.8	Indemnification. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

5.0	SEPARATION DUE TO DEATH

5.1	Separation Event. The Participant’s employment with the Company and/or any of its Subsidiaries shall terminate on the date of the Participant’s death, and the Separated Participant shall be entitled to receive the Separation Benefits provided under this Section 5.

5.2	Accrued Obligations. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and a Participant, the Company shall pay to the Separated Participant during the 30-day period immediately following the Separation Date, a lump sum cash payment equal to the Participant’s earned but unpaid Salary, plus earned but unpaid bonus for prior years’ service, plus unreimbursed expenses, plus any and all other Company obligations that are accrued and due and owing to the Separated Participant.

5.3	Cash Separation Benefits. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, the Company shall have no obligation to pay to the Separated Participant any cash Separation Benefits.

5.4	Long-Term Incentive Compensation. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and a Participant, any and all long-term incentive arrangements shall vest, be exercisable and/or become payable in accordance with the terms and conditions of the long-term incentive compensation plan and award agreement.

5.5	Pension-Benefit Arrangements. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and a Participant, all benefits under all pension-benefit arrangements, including deferred compensation arrangements, shall be paid in accordance with the terms and conditions of the applicable plan, program, agreement or arrangement. Notwithstanding the preceding sentence, the Committee may accelerate such payment, in its sole discretion, after having received advice from the Company’s tax counsel that such acceleration would not violate Code Section 409A or any other provision of the Code.

5.6	Welfare-Benefit Arrangements. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and a Participant, the dependents of the deceased Separated Participant shall be entitled to receive continued health coverage in accordance with rules and provisions under the Consolidated Omnibus Budget Reconciliation Act of 1985. Unless otherwise provided for in any written agreement between the Company and a Separated Participant, or as otherwise agreed to by the Committee in its sole discretion, all other welfare benefits shall cease as of the Separation Date.

5.7	Payment of Separation Benefits to Beneficiaries. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and a Participant, all Separation Benefits under this Section 5 shall be paid to the Separated Participant’s Beneficiary.

5.8	Other Benefits. Notwithstanding anything contained in the Plan to the contrary, the Company or the Committee may, in its sole discretion, provide benefits in addition to the benefits described under this Section 5.

6.0	SEPARATION DUE TO DISABILITY

6.1	Separation Event. The Participant’s employment with the Company and/or any of its Subsidiaries shall terminate on the date the Participant or the Company (and/or any of its Subsidiaries) terminates such employment due to a Disability, and the Separated Participant shall be entitled to receive the Separation Benefits provided under this Section 6.

6.2

Accrued Obligations. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and a Participant, the Company shall pay to the Separated Participant during the 30-day period immediately following the

Separation Date, a lump sum cash payment equal to the Participant’s earned but unpaid Salary, plus earned but unpaid bonus for prior years’ service, plus unreimbursed expenses, plus any and all other Company obligations that are accrued and due and owing to the Separated Participant.

6.3	Cash Separation Benefits. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, the Company shall have no obligation to pay to the Separated Participant any cash Separation Benefits.

6.4	Long-Term Incentive Compensation. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and a Participant, any and all long-term incentive arrangements shall vest, be exercisable and/or become payable in accordance with the terms and conditions of the long-term incentive compensation plan and award agreement.

6.5	Pension-Benefit Arrangements. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and a Participant, all benefits under all pension-benefit arrangements, including deferred compensation arrangements, shall be paid in accordance with the terms and conditions of the applicable plan, program, agreement or arrangement. Notwithstanding the preceding sentence, the Committee may accelerate such payment, in its sole discretion, after having received advice from the Company’s tax counsel that such acceleration would not violate Code Section 409A or any other provision of the Code.

6.6	Welfare-Benefit Arrangements. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and a Participant, the Separated Participant and his or her dependents shall be entitled to receive continued health coverage in accordance with rules and provisions under the Consolidated Omnibus Budget Reconciliation Act of 1985. Unless otherwise provided for in any written plan, program, agreement or arrangement between the Company and a Separated Participant, or as otherwise agreed to by the Committee in its sole discretion, all other welfare benefits shall cease as of the Separation Date due to Disability.

6.7	Payment of Separation Benefits to Beneficiaries. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and a Participant, in the event of the Separated Participant’s death, all Separation Benefits that would have been paid to the Separated Participant under this Section 6 but for his or her death, shall be paid to the Separated Participant’s Beneficiary.

6.8	Other Benefits. Notwithstanding anything contained in the Plan to the contrary, the Company or the Committee may, in its sole discretion, provide benefits in addition to the benefits described under this Section 6.

7.0	SEPARATION DUE TO RETIREMENT

7.1	Separation Event. The Participant’s employment with the Company and/or any of its Subsidiaries shall terminate on the date the Participant terminates his or her employment with the Company and/or any of its Subsidiaries due to a Retirement, and the Separated Participant shall be entitled to receive the Separation Benefits provided under this Section 7.

7.2	Accrued Obligations. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, the Company shall pay to the Separated Participant during the 30-day period immediately following the Separation Date, a lump sum cash payment equal to the Participant’s earned but unpaid Salary, plus earned but unpaid bonus for prior years’ service, plus un-reimbursed expenses, plus any and all other Company obligations that are accrued and due and owing to the Separated Participant.

7.3	Cash Separation Benefits. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, the Company shall have no obligation to pay to the Separated Participant any cash Separation Benefits.

7.4	Long-Term Incentive Compensation. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and a Participant, any and all long-term incentive arrangements shall vest, be exercisable and/or become payable in accordance with the terms and conditions of the long-term incentive compensation plan and award agreement.

7.5	Pension-Benefit Arrangements. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and a Participant, all benefits under all pension-benefit arrangements, including deferred compensation arrangements, shall be paid in accordance with the terms and conditions of the applicable plan, program, agreement or arrangement. Notwithstanding the preceding sentence, the Committee may accelerate such payment, in its sole discretion, after having received advice from the Company’s tax counsel that such acceleration would not violate Code Section 409A or any other provision of the Code.

7.6	Welfare-Benefit Arrangements. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and a Participant, the Separated Participant and his or her dependents shall be entitled to receive continued health coverage in accordance with rules and provisions under the Consolidated Omnibus Budget Reconciliation Act of 1985. Unless otherwise provided for in any written plan, program, agreement or arrangement between the Company and a Separated Participant, or as otherwise agreed to by the Committee in its sole discretion, all other welfare benefits shall cease as of the Separation Date.

7.7	Payment of Separation Benefits to Beneficiaries. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and a Participant, in the event of the Separated Participant’s death, all Separation Benefits that would have been paid to the Separated Participant under this Section 7 but for his or her death, shall be paid to the Separated Participant’s Beneficiary.

7.8	Other Benefits. Notwithstanding anything contained in the Plan to the contrary, the Company or the Committee may, in its sole discretion, provide benefits in addition to the benefits described under this Section 7.

8.0	SEPARATION FOR CAUSE OR QUIT

8.1	Separation Event. The Participant’s employment with the Company and/or any of its Subsidiaries shall terminate on the date that:

(a)	the Company and/or any of its Subsidiaries terminate(s) the Participant’s employment for Cause; or

(b)	the Participant Quits;

and the Separated Participant shall be entitled to receive the Separation Benefits provided under this Section 8. If the Participant’s Quits, then such Participant shall notify the Company in writing at least 30 days prior to the Separation Date.

8.2	Accrued Obligations. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, the Company shall pay to the Separated Participant during the 30-day period immediately following the Separation Date, a lump sum cash payment equal to the Participant’s earned but unpaid Salary, plus unreimbursed expenses, plus any and all other Company obligations that are accrued and due and owing to the Separated Participant.

8.3	Cash Separation Benefits. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, the Company shall have no obligation to pay to the Separated Participant any cash Separation Benefits.

8.4	Long-Term Incentive Compensation. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and a Participant, any and all long-term incentive arrangements shall immediately be forfeited as of the Separation Date.

8.5	Pension-Benefit Arrangements. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and a Participant, all benefits under all pension-benefit arrangements, including deferred compensation arrangements, shall be immediately forfeited by the Separated Participant as of the Separation Date.

8.6	Welfare-Benefit Arrangements. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and a Participant, the Separated Participant and his or her dependents shall be entitled to receive continued health coverage in accordance with rules and provisions under the Consolidated Omnibus Budget Reconciliation Act of 1985. Unless otherwise provided for in any written plan, program, agreement or arrangement between the Company and a Separated Participant, or as otherwise agreed to by the Committee in its sole discretion, all other welfare benefits shall cease as of the Separation Date.

8.7	Payment of Separation Benefits to Beneficiaries. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and a Participant, in the event of the Separated Participant’s death, all Separation Benefits that would have been paid to the Separated Participant under this Section 8 but for his or her death, shall be paid to the Separated Participant’s Beneficiary.

8.8	Other Benefits. Notwithstanding anything contained in the Plan to the contrary, the Company or the Committee may, in its sole discretion, provide benefits in addition to the benefits described under this Section 8.

9.0	SEPARATION WITHOUT CAUSE

9.1	Separation Event. The Participant’s employment with the Company and/or any of its Subsidiaries shall terminate on the date that the Company and/or any of its Subsidiaries terminate(s) the Participant’s employment with the Company and/or any of its Subsidiaries without Cause (other than due to death, a Disability or a Retirement); and the Separated Participant shall be entitled to receive the Separation Benefits provided under this Section 9.

9.2	Accrued Obligations. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, the Company shall pay to the Separated Participant during the 30-day period immediately following the Separation Date, a lump sum cash payment equal to the Participant’s earned but unpaid Salary, plus earned but unpaid bonus for prior years’ service, plus unreimbursed expenses, plus any and all other Company obligations that are accrued and due and owing to the Separated Participant.

9.3	Cash Separation Benefits. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, the Company shall pay to the Separated Participant during the 30-day period immediately following the Separation Date, a lump sum cash payment equal to the sum of:

(a)	a pro rata annual bonus with respect to the year in which the Separation Date occurs, plus

(b)	the product of (x) the Standard Severance Multiple times (y) the sum of the Separated Participant’s (A) Salary plus (B) Bonus.

9.4	Equity-Based Compensation. Notwithstanding anything contained in any written plan, program, agreement or arrangement between the Company and the Participant:

(a)	any and all unvested shares of restricted stock or restricted stock units (whether time-based or performance-based) held by the Participant on the Separation Date shall continue to vest over the Standard Vesting Continuation Period, and

(b)

any and all unvested stock options (whether incentive stock options or nonqualified stock options, whether time-based or performance-based) shall continue to vest/become exercisable over the Standard Vesting Continuation

Period, and any and all stock options held by the Participant on the Separation Date (including those stock options that vest/become exercisable under this Section 9.4) shall remain exercisable until the earlier of (i) the 3rd anniversary of the Separation Date or (ii) the stock option’s originally scheduled expiration date.

9.5	Long-Term Incentive Compensation. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and a Participant, all long-term incentive arrangements (other than equity-based compensation) shall forfeit, vest and/or be paid in accordance with the terms and conditions of the applicable plan, program, agreement or arrangement. Notwithstanding the preceding sentence, the Committee may accelerate such payment, in its sole discretion, after having received advice from the Company’s tax counsel that such acceleration would not violate Code Section 409A or any other provision of the Code.

9.6	Pension-Benefit Arrangements. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and a Participant, all benefits under all pension-benefit arrangements, including deferred compensation arrangements, shall be paid in accordance with the terms and conditions of the applicable plan, program, agreement or arrangement. Notwithstanding the preceding sentence, the Committee may accelerate such payment, in its sole discretion, after having received advice from the Company’s tax counsel that such acceleration would not violate Code Section 409A or any other provision of the Code.

9.7	Welfare-Benefit Arrangements. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and a Participant, the Company shall provide a Separated Participant with continued health coverage during the Standard Health Continuation Period. Unless otherwise provided for in any written plan, program, agreement or arrangement between the Company and a Separated Participant, or as otherwise agreed to by the Committee in its sole discretion, all other welfare benefits shall cease as of the Separation Date. Following the end of the applicable Standard Heath Continuation Period, the Separated Participant and his or her dependents shall be entitled to receive continued health coverage in accordance with rules and provisions under the Consolidated Omnibus Budget Reconciliation Act of 1985.

9.8	Payment of Separation Benefits to Beneficiaries. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and a Participant, in the event of the Separated Participant’s death, all Separation Benefits that would have been paid to the Separated Participant under this Section 9 but for his or her death, shall be paid to the Separated Participant’s Beneficiary.

9.9	Other Benefits. Notwithstanding anything contained in the Plan to the contrary, the Company or the Committee may, in its sole discretion, provide benefits in addition to the benefits described under this Section 9.

10.0	CHANGE IN CONTROL

10.1	Separation Event. The Participant’s employment with the Company and/or any of its Subsidiaries shall terminate on the date that the Company and/or any of its Subsidiaries terminate(s) the Participant’s employment with the Company and/or any of its Subsidiaries without Cause (other than due to death, a Disability or a Retirement) or on the date that the Participant terminates his or her employment for Good Reason during the period commencing on the 180th day immediately preceding a Change-in-Control Date and ending on the 2nd anniversary of such Change-in-Control Date; and the Separated Participant shall be entitled to receive the Separation Benefits provided under this Section 10.

10.2	Accrued Obligations. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, the Company shall pay to the Separated Participant during the 30-day period immediately following the Separation Date, a lump sum cash payment equal to the Participant’s earned but unpaid Salary, plus earned but unpaid bonus for prior years’ service, plus unreimbursed expenses, plus any and all other Company obligations that are accrued and due and owing to the Separated Participant.

10.3	Cash Separation Benefits. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, the Company shall pay to the Separated Participant during the 30-day period immediately following the Separation Date, a lump sum cash payment equal to the sum of:

(a)	a pro rata annual bonus with respect to the year in which the Separation Date occurs, plus

(b)	the product of (x) the Change-in-Control Severance Multiple times (y) the sum of the Separated Participant’s (A) Salary plus (B) Bonus.

10.4	Equity-Based Compensation.

(a)	Notwithstanding anything contained in any written plan, program, agreement or arrangement between the Company and the Participant, for awards granted before May 18, 2011, and, except to the extent that Section 10.4(b) is applicable to an award in accordance with the provisions of that Section 10.4(b), for awards granted on or after that date:

(i) any and all unvested shares of restricted stock or restricted stock units (whether time-based or performance-based) held by the Participant (or, if the Separation Date had occurred within the 180-day period immediately preceding the Change-in-Control Date, held by the Separated Participant) on the Change-in-Control Date shall immediately vest on the Change-in-Control Date, and

(ii) any and all unvested stock options (whether incentive stock options or nonqualified stock options, whether time-based or performance-based) held by the Participant (or, if the Separation Date had occurred within the 180-day period immediately preceding the Change-in-Control Date, held by the Separated Participant) on the Change-in-Control Date shall immediately vest/become exercisable on the Change-in-Control Date, and any and all stock options held by the Participant on the Separation Date (including those stock options that vest/become exercisable under this Section 10.4(a)) shall remain exercisable until the earlier of (A) the 3rd anniversary of the Separation Date or (B) the stock option’s originally scheduled expiration date.

(b)	Notwithstanding anything contained in any written plan, program, agreement or arrangement between the Company and the Participant, for awards granted on or after May 18, 2011, but only with respect to awards expressly made subject to this Section 10.4(b) at the time the award is granted:

(i)	If the Participant’s Separation Date is a Change in Control Separation Date (as defined below), then any and all unvested shares of restricted stock or restricted stock units held by the Participant at the Separation Date will vest at the Change in Control Separation Date; provided that if the Participant’s Change in Control Separation Date occurs within the 180-day period immediately preceding the Change-in-Control Date, then any and all unvested shares of restricted stock or restricted stock units held by the Separated Participant on the Separation Date will vest on the Change-in-Control Date.

(ii)	If the Participant’s Separation Date is a Change in Control Separation Date, then:

(A)	any and all unvested stock options (whether incentive stock options or nonqualified stock options, whether time-based or performance-based) held by the Participant on the Separation Date shall immediately vest/become exercisable on that date; provided that if the Participant’s Change in Control Separation Date occurs within the 180-day period immediately preceding the Change-in-Control Date, then any and all unvested stock options held by the Separated Participant on the Separation Date shall vest/become exercisable on the Change-in-Control Date; and

(B)	any and all stock options (whether incentive stock options or nonqualified stock options, whether time-based or performance-based) held by the Participant on the Separation Date (including those stock options that vest/become exercisable under this Section 10.4(b)) shall remain exercisable until the earlier of (I) the 3rd anniversary of the Separation Date or (II) the stock option’s originally scheduled expiration date;

except that if the originally scheduled expiration date for a stock option occurs before the Change-in-Control Date, then the stock option will not become exercisable under this paragraph (b).

(iii)	“Change in Control Separation Date” means (A) a Participant’s Separation Date that occurs for any reason (including, without limitation, voluntary resignation of the Participant with or without Good Reason) during the first calendar month that begins on or after the six-month anniversary of a Change-in-Control Date or (B) the Participant’s Separation Date occurs because the Company and/or any of its Subsidiaries terminate(s) the Participant’s employment with the Company and/or any of its Subsidiaries without Cause (other than due to death, a Disability or a Retirement) or because the Participant terminates his or her employment for Good Reason during the period commencing on the 180th day immediately preceding a Change-in-Control Date and ending on the 2nd anniversary of such Change-in-Control Date.

10.5	Long-Term Incentive Compensation. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and a Participant, all long-term incentive arrangements (other than equity-based compensation) shall forfeit, vest and/or be paid in accordance with the terms and conditions of the applicable plan, program, agreement or arrangement. Notwithstanding the preceding sentence, the Committee may accelerate such payment, in its sole discretion, after having received advice from the Company’s tax counsel that such acceleration would not violate Code Section 409A or any other provision of the Code.

10.6	Pension-Benefit Arrangements. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and a Participant, all benefits under all pension-benefit arrangements, including deferred compensation arrangements, shall be paid in accordance with the terms and conditions of the applicable plan, program, agreement or arrangement. Notwithstanding the preceding sentence, the Committee may accelerate such payment, in its sole discretion, after having received advice from the Company’s tax counsel that such acceleration would not violate Code Section 409A or any other provision of the Code.

10.7	Welfare-Benefit Arrangements. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and a Participant, the Company shall provide a Separated Participant with continued health coverage during the Change-in-Control Health Continuation Period. Unless otherwise provided for in any written plan, program, agreement or arrangement between the Company and a Separated Participant, or as otherwise agreed to by the Committee in its sole discretion, all other welfare benefits shall cease as of the Separation Date. Following the end of the applicable Change-in-Control Heath Continuation Period, the Separated Participant and his or her dependents shall be entitled to receive continued health coverage in accordance with rules and provisions under the Consolidated Omnibus Budget Reconciliation Act of 1985.

10.8	Payment of Separation Benefits to Beneficiaries. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and a Participant, in the event of the Separated Participant’s death, all Separation Benefits that would have been paid to the Separated Participant under this Section 10 but for his or her death, shall be paid to the Separated Participant’s Beneficiary.

10.9	Other Benefits. Notwithstanding anything contained in the Plan to the contrary, the Company or the Committee may, in its sole discretion, provide benefits in addition to the benefits described under this Section 10.

10.10	Right of Company to Cure. If the Separation is by the Participant for Good Reason under this Section 10, then the Company and/or any of its Subsidiaries shall be given a reasonable period of time to cure the event that constitutes Good Reason (if curable) before the Separation Date.

11.0	PARTICIPANT OBLIGATIONS

11.1	Waiver and Release. As a condition precedent for receiving the Separation Benefits provided under Section 9 or Section 10 above, a Separated Participant shall execute a waiver and release substantially in the form attached to the Plan as Exhibit A; provided that the Separation Benefits under Section 9 or Section 10 above shall be payable only if the release is executed and returned to the Company in sufficient time so that any period during which the Participant may revoke such release shall expire not later than March 1 of the calendar year following the calendar year that includes the Separation. If a Participant has a taxable year that is other than the calendar year, then, to the extent required by Code Section 409A, the term “calendar year” (when used in the Plan) shall instead mean the Participant’s taxable year.

11.2	Non-competition. If a Participant’s Separation is (i) without Cause or (ii) without Cause or for Good Reason in connection with a Change in Control, then during the Standard Non-competition Period or the Change-in-Control Non-competition Period, as applicable, a Separated Participant shall not at any time, directly or indirectly, engage in a Competitive Activity.

11.3	Non-solicitation. If a Participant’s Separation is (i) without Cause or (ii) without Cause or for Good Reason in connection with a Change in Control, then during the Standard Non-solicitation Period or Change-in-Control Non-solicitation Period, as applicable, a Separated Participant shall not at any time, directly or indirectly, whether on behalf of himself or herself or any other person or entity (x) solicit any client and/or customer of the Company or any Subsidiary with respect to a Competitive Activity or (y) solicit or employ any employee of the Company or any Subsidiary for the purpose of causing such employee to terminate his or her employment with the Company or such Subsidiary.

11.4	Confidentiality. At all times prior to and following the Separation Date, a Participant shall not disclose to anyone or make use of any trade secret or proprietary or confidential information of the Company, including such trade secret or proprietary or confidential information of any customer or client or other entity to which the Company owes an obligation not to disclose such information, which he or she acquires during his or her employment with the Company, including but not limited to records kept in the ordinary course of business, except:

(a)	as such disclosure or use may be required or appropriate in connection with his or her work as an employee of the Company;

(b)	when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him or her to divulge, disclose or make accessible such information;

(c)	as to such confidential information that becomes generally known to the public or trade without his or her violation of this Section 11.4; or

(d)	to the Participant’s spouse and/or his or her personal tax and financial advisors as reasonably necessary or appropriate to advance the Participant’s tax, financial and other personal planning (each an “Exempt Person”), provided, however, that any disclosure or use of any trade secret or proprietary or confidential information of the Company by an Exempt Person shall be deemed to be a breach of this Section 11.4 by the Participant.

11.5	Non-Disparagement. At all times prior to and following the Separation Date, a Participant shall not make any statements or express any views that disparage the business reputation or goodwill of the Company and/or any of its Subsidiaries.

11.6	Resignation as Officer and Director. On or before the Separation Date, the Separated Participant shall submit to the Company in writing his or her resignation (as applicable) as (i) an officer of the Company and of all Subsidiaries and (ii) a member of the Board and of the board of directors of all Subsidiaries.

11.7	Return of Company Property. Immediately following the Separation Date, a Participant shall immediately return all Company property in his or her possession, including but not limited to all computer equipment (hardware and software), telephones, facsimile machines, palm pilots and other communication devices, credit cards, office keys, security access cards, badges, identification cards and all copies (including drafts) of any documentation or information (however stored) relating to the business of the Company, its customers and clients or its prospective customers and clients.

11.8

Cooperation. Following the Separation Date, a Participant shall give his or her assistance and cooperation willingly, upon reasonable advance notice with due consideration for his or her other business or personal commitments, in any matter relating to his or her position with the Company, or his or her expertise or experience as the Company may reasonably request, including his or her attendance and truthful testimony where deemed appropriate by the Company, with respect to any investigation or the Company’s defense or prosecution of any existing or future claims or litigations or other proceeding relating to matters in which he or she was involved or potentially had knowledge by virtue of his or her employment with the Company. In no event shall his or her cooperation materially interfere with his or her services for a subsequent employer or other similar service recipient. The Company agrees that (i) it shall promptly reimburse the Separated Participant for his or her reasonable and documented expenses in connection with his or her rendering assistance and/or cooperation under this Section 11.8, upon his or her presentation of documentation for such expenses and (ii) the Separated Participant shall be reasonably compensated for any continued material services as required under this Section 11.8.

11.9	Enforcement of Section 11. If a Separated Participant materially violates any provision of this Section 11, he or she shall immediately forfeit any right, title and interest to any Separation Benefits that have not yet been paid or provided and shall be required to repay to the Company a cash amount equal to the value of the Separation Benefits that he or she has already received.

11.10	Enforcement of Non-competition, Non-solicitation and Confidentiality Covenants. In addition to Section 11.9 above, if a Separated Participant violates or threatens to violate Section 11.2, Section 11.3, and/or Section 11.4 above, the Company shall not have an adequate remedy at law. Accordingly, the Company shall be entitled to such equitable and injunctive relief as may be available to restrain the Separated Participant and any business, firm, partnership, individual, corporation or entity participating in the breach or threatened breach from the violation of the provisions of Section 11.2, Section 11.3, and/or Section 11.4 above. Nothing in the Plan shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for breach or threatened breach of Section 11.2, Section 11.3, and/or Section 11.4 above, including the recovery of damages.

12.0	CLAIMS

12.1	Claims Procedure. If any Participant or Beneficiary, or his or her legal representative, has a claim for benefits under the Plan which is not being paid, such claimant may file a written claim with the Committee setting forth the amount and nature of the claim, supporting facts, and the claimant’s address. Written notice of the disposition of a claim by the Committee shall be furnished to the claimant within 90 days after the claim is filed. In the event of special circumstances, the Committee may extend the period for determination for up to an additional 90 days, in which case it shall so advise the claimant. If the claim is denied, the reasons for the denial shall be specifically set forth in writing, pertinent provisions of the Plan shall be cited, including an explanation of the Plan’s claim review procedure, and, if the claim is perfectible, an explanation as to how the claimant can perfect the claim shall be provided.

12.2	Claims Review Procedure. If a claimant whose claim has been denied wishes further consideration of his or her claim, he or she may request the Committee to review his or her claim in a written statement of the claimant’s position filed with the Committee no later than 60 days after receipt of the written notification provided for in Section 12.1 above. The Committee shall fully and fairly review the matter and shall promptly advise the claimant, in writing, of its decision within the next 60 days. Due to special circumstances, the Committee may extend the period for determination for up to an additional 60 days.

12.3	Dispute Resolution. Any disputes arising under or in connection with the Plan (other than disputes arising under or in connection with Sections 11.2, 11.3 and/or 11.4 above) shall be resolved by binding arbitration, to be held in Bermuda or in any other location mutually agreed to by the Company and the Participant in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

12.4	Reimbursement of Expenses. If there is any dispute between the Company and a Participant with respect to a claim under the Plan, the Company shall reimburse such Participant for all reasonable fees, costs and expenses incurred by such Participant with respect to such disputed claim; provided, however, that (i) such Participant is the prevailing party with respect to such disputed claim or (ii) the disputed claim is settled in the Participant’s favor.

Payment of reimbursement amounts (including, without limitation, payments under Section 15.5 (relating to indemnification) and the provision of in-kind benefits by the Company under this Plan that constitute Deferred Compensation shall be subject to the following:

(a)	Such reimbursements shall be made promptly after the Participant submits reasonable evidence of having incurred the amounts subject to reimbursement, provided that the Participant is required to provide such evidence no later than October 31 of the calendar year following the year in which such expenses are incurred (or such earlier date that is generally applicable, or such later date, established by the Company that is not later than the end of the calendar year following the year in which such expenses are incurred), and shall be paid by the Company not later than the last day of the calendar year following the year in which such expenses are incurred.

(b)	To the extent required to avoid accelerated recognition of taxable income or imposition of additional tax under Code Section 409A, the amount of expenses eligible for reimbursement, or in-kind benefits provided, during the Participant’s taxable year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year.

(c)	To the extent that the Participant is eligible for reimbursement of tax liability with respect to taxes paid by the Participant, such reimbursement shall be made no later than the end of the calendar year following the calendar year in which the taxes are remitted to the taxing authority.

(d)	The Participant’s right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

If, at the time of termination of employment, the Participant is a Specified Employee as defined under Treas. Reg. §1.409A-1(i), then any payments or benefits under the Plan provided by reason of termination of employment that constitute Deferred Compensation may not be paid or provided to the Participant during the period ending six months after the date of termination of employment; provided that such amounts shall be paid on the first day of the seventh month following the date of termination of employment or, if earlier, the date of death of the Participant; and further provided that the Participant may receive such benefit coverage by paying the cost of such coverage to the Company for that six month period (with the Participant’s right to reimbursement of such cost during the seventh month after termination of employment).

13.0	TAXES

13.1	Withholding Taxes. The Company shall be entitled to withhold from any and all payments made to a Participant under the Plan all federal, state, local and/or other taxes or imposts which the Company determines are required to be so withheld from such payments or by reason of any other payments made to or on behalf of the Participant or for his or her benefit hereunder.

13.2	Golden Parachute Excise Tax Gross-Up. If a Participant becomes subject to the excise tax imposed by Code Section 4999 (the “Parachute Excise Tax”), then the Company and the Participant agree that the aggregate “parachute payment” (as such term is used under Code Section 280G) shall be reduced to 299.99% of the Participant’s “base amount” (as such term is used under Code Section 280G) if such reduction would result in the Participant retaining on an after-tax basis an amount equal to or greater than the amount that the Participant would have retained had he or she not been subject to the Parachute Excise Tax. If such reduction occurs under this Section 13.2, the reduction shall be made in the following order:

(a)	First, by reducing the cash amounts of parachute payments (excluding coverage under a hospitalization plan, major medical plan, dental plan, group-term life insurance plan, accidental death and dismemberment plan (“welfare benefits”) that would not constitute Deferred Compensation (with the payments subject to such reduction to be determined by the Company), to the extent necessary to decrease the parachute payments to 299.99% of the base amount.

(b)	Next, if after the reduction to zero of the amounts described in Section (a) above, the remaining scheduled parachute payments are greater than 299.99% of the base amount, then by reducing the cash amounts of parachute payments (excluding welfare benefits) that constitute Deferred Compensation, with the reductions to be applied first to the parachute payments scheduled for the latest distribution date, and then applied to distributions scheduled for progressively earlier distribution dates, to the extent necessary to decrease the parachute payments to 299.99% of the base amount.

13.3

Code Section 409A. Cash Separation Benefits are not intended to be subject to Code Section 409A. Any other benefits under the Plan that constitute Deferred Compensation are intended to satisfy the requirements of Code Section 409A. It is intended that the payments and benefits to which a Participant could become entitled under this Plan not be subject to accelerated recognition of income or imposition of additional tax under Code Section 409A, and the Plan shall be construed in a manner that is consistent with this intent. Notwithstanding anything contained in the Plan to the contrary, the Committee shall have full authority to operate the Plan and to override any provision in the Plan in order for the Plan to be fully compliant – both in form and in operation – with Code Section 409A. For purposes of the Plan, the term “Deferred Compensation” means payments or benefits that would be considered to be provided under a nonqualified deferred compensation plan as that term is defined in Treas. Reg. section 1.409A-1.

13.4	No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company and any Subsidiary and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts payable or provided under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

14.0	TERM OF PLAN; AMENDMENT AND TERMINATION OF PLAN

14.1	Term of Plan. The Plan shall continue in effect on the Effective Date and shall remain in effect until the Board terminates the Plan.

14.2	Amendment of Plan. The Plan may be amended by the Board at any time with or without prior notice; provided, however, that the Plan shall not be amended during the period commencing on the 180th day immediately preceding a Change-in-Control Date and ending on the 2nd anniversary of such Change-in-Control Date without the written consent of each Participant.

14.3	Termination of Plan. The Plan may be terminated or suspended by the Board at any time with or without prior notice; provided, however, that the Plan shall not be terminated or suspended during the period commencing on the 180th day immediately preceding a Change-in-Control Date and ending on the 2nd anniversary of such Change-in-Control Date without the written consent of each Participant.

14.4	No Adverse Effect. If the Plan is amended, terminated, or suspended in accordance with Sections 14.2 or 14.3 above, such action shall not adversely affect the benefits of anyone who was a Participant (including a Separated Participant) prior to the date of amendment, termination or suspension.

15.0	MISCELLANEOUS

15.1	No Mitigation. A Separated Participant shall be under no obligation to seek other employment following the Separation Date and there shall be no offset against amounts due the Separated Participant under the Plan on account of any compensation attributable to any subsequent employment.

15.2

Offset. Separation Benefits shall be reduced by any payment or benefit made or provided by the Company or any Subsidiary to the Participant pursuant to (i) any severance plan, program, policy or arrangement of the Company or any Subsidiary not otherwise referred to in the Plan, (ii) the termination-of-employment provisions of any employment agreement between the Company or any Subsidiary and the Participant, and (iii) any federal, state or local statute, rule, regulation or ordinance; provided however that no such reduction shall be made to the extent that it would otherwise constitute an impermissible substitution under Treas. Reg. section 1.409A-1(m) or otherwise be impermissible under Code Section 409A.

15.3	No Right, Title, or Interest in Company Assets. Participants shall have no right, title, or interest whatsoever in or to any assets of the Company or any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. Subject to this Section 15.3, all payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts; provided, however, that the Company may establish a grantor trust to provide for the payment of the benefits under the Plan of which the Company is the grantor within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code and under which the assets held by such trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of the Company’s insolvency.

15.4	No Right to Continued Employment. The Participant’s rights, if any, to continue to serve the Company as an employee shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan, and the Company or the applicable Subsidiary reserves the right to terminate the employment of any employee at any time. The adoption of the Plan shall not be deemed to give any employee, or any other individual any right to be selected as a Participant or to continued employment with the Company or any Subsidiary.

15.5	Indemnification. During the Participation Period and – if the Participant becomes a Separated Participant – following the Separation Date, the Company shall indemnify the Participant or the Separated Participant, as the case may be, and hold him or her harmless, to the fullest extent permitted by, and subject to the limitations of applicable law, for all claims against him or her by third parties by reason of his or her employment with the Company and/or any of its Subsidiaries, including without limitation, all costs, charges and expenses (including attorneys’ fees) whatsoever incurred or sustained by the Participant or Separated Participant, as the case may be, in connection with any action, suit or proceeding (other than any action, suit or proceeding brought by or in the name of the Company against the Participant or Separated Participant, as the case may be) to which he or she may be made a party by reason of being or having been a director, officer or employee of the Company and/or any of its Subsidiaries or his or her serving or having served any other enterprise as a director, officer or employee at the request of the Company.

15.6	Other Rights. The Plan shall not affect or impair the rights or obligations of the Company or a Participant under any other written plan, contract, arrangement, or pension, profit sharing or other compensation plan.

15.7	Governing Law. The Plan shall be governed by and construed in accordance with the laws of Bermuda without reference to principles of conflict of laws, except as superseded by ERISA and other applicable law.

15.8	Severability. If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby and shall continue in effect and application to its fullest extent.

15.9	Incapacity. If the Committee determines that a Participant or a Beneficiary is unable to care for his or her affairs because of illness or accident or because he or she is a minor, any benefit due the Participant or Beneficiary may be paid to the Participant’s spouse or to any other person deemed by the Committee to have incurred expense for such Participant (including a duly appointed guardian, committee or other legal representative), and any such payment shall be a complete discharge of the Company’s obligation hereunder.

15.10	Transferability of Rights. The Company shall have the unrestricted right to transfer its obligations under the Plan with respect to one or more Participants to any person, including, but not limited to, any purchaser of all or any part of the Company’s business. No Participant or Beneficiary shall have any right to commute, encumber, transfer or otherwise dispose of or alienate any present or future right or expectancy which the Participant or Beneficiary may have at any time to receive payments of benefits hereunder, which benefits and the right thereto are expressly declared to be non-assignable and nontransferable, except to the extent required by law. Any attempt to transfer or assign a benefit, or any rights granted hereunder, by a Participant or the spouse of a Participant shall, in the sole discretion of the Committee (after consideration of such facts as it deems pertinent), be grounds for terminating any rights of the Participant or Beneficiary to any portion of the Plan benefits not previously paid.

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SCHEDULE A

NON-CHANGE-IN-CONTROL SEPARATION BENEFITS

Participant	Standard Severance Multiple	Standard Vesting Continuation Period	Standard Option Extended Exercise Period	Standard Health Continuation Period	Standard Non-Competition Period	Standard Non-Solicitation Period
						Clients/ Customers	Employees
CEO	2x	24 months	Earlier of: • 3rd anniversary of the Separation Date, or • option’s originally scheduled expiration date	24 months	12 months	24 months	24 months

Other Executives	1x	12 months	Earlier of: • 3rd anniversary of the Separation Date, or • option’s originally scheduled expiration date	12 months	12 months	12 months	12 months

CHANGE-IN-CONTROL SEPARATION BENEFITS

Participant	Change-in- Control Severance Multiple	Change-in- Control Vesting Continuation Period	Change-in-Control Option Extended Exercise Period	Change-in- Control Health Continuation Period	Change-in- Control Non- Competition Period	Change-in-Control Non-Solicitation Period
						Clients/ Customers	Employees
CEO (Awards On or After May 18, 2011)	2.99x	Not Applicable (vests based on Change in Control Separation Date as defined in Section 10.4)	Earlier of: • 3rd anniversary of the Separation Date, or • option’s originally scheduled expiration date	36 months	12 months	24 months	24 months

CEO (Awards Prior to May 18, 2011)	2.99x	Not Applicable (vests on Change in Control)	Earlier of: • 3rd anniversary of the Separation Date, or • option’s originally scheduled expiration date	36 months	12 months	24 months	24 months

General Counsel (Awards On or After May 18, 2011)	2x	Not Applicable (vests based on Change in Control Separation Date as defined in Section 10.4)	Earlier of: • 3rd anniversary of the Separation Date, or • option’s originally scheduled expiration date	24 months	12 months	12 months	24 months

General Counsel (Awards Prior to May 18, 2011)	2x	Not Applicable (vests on Change in Control)	Earlier of: • 3rd anniversary of the Separation Date, or • option’s originally scheduled expiration date	24 months	12 months	12 months	24 months

Other Executives	2x	Not Applicable (vests on Change in Control)	Earlier of: • 3rd anniversary of the Separation Date, or • option’s originally scheduled expiration date	24 months	12 months	12 months	24 months

EXHIBIT A

RELEASE

This RELEASE (“Release”) dated as of this          day of                 , 20         between ACE Limited, a Swiss company (the “Company”), and                              (the “Employee”).

WHEREAS, the Employee is a participant in the Company’s Executive Severance Plan (the “Plan”); and

WHEREAS, the Employee’s employment with the Company (has been) (will be) terminated effective                     ; and

WHEREAS, pursuant to Section              of the Plan, the Employee is entitled to certain compensation and benefits upon such termination, contingent upon the execution of this Release;

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein and in the Plan, the Company and the Employee agree as follows:

1. The Employee, on [his/her] own behalf and on behalf of [his/her] heirs, estate and beneficiaries, does hereby release the Company, and any of its Subsidiaries or affiliates, and each past or present officer, director, agent, employee, shareholder, and insurer of any such entities, from any and all claims made, to be made, or which might have been made of whatever nature, whether known or unknown, from the beginning of time, including those that arose as a consequence of [his/her] employment with the Company, or arising out of the severance of such employment relationship, or arising out of any act committed or omitted during or after the existence of such employment relationship, all up through and including the date on which this Release is executed, including, but not limited to, those which were, could have been or could be the subject of an administrative or judicial proceeding filed by the Employee or on [his/her] behalf under federal, state or local law, whether by statute, regulation, in contract or tort, and including, but not limited to, every claim for front pay, back pay, wages, bonus, fringe benefit, any form of discrimination (including but not limited to, every claim of race, color, sex, religion, national origin, disability or age discrimination), wrongful termination, emotional distress, pain and suffering, breach of contract, compensatory or punitive damages, interest, attorneys’ fees, reinstatement or reemployment. If any court rules that such waiver of rights to file, or have filed on [his/her] behalf, any administrative or judicial charges or complaints is ineffective, the Employee agrees not to seek or accept any money damages or any other relief upon the filing of any such administrative or judicial charges or complaints. The Employee relinquishes any right to future employment with the Company and the Company shall have the right to refuse to re-employ the Employee without liability. The Employee acknowledges and agrees that even though claims and facts in addition to those now known or believed by [him/her] to exist may subsequently be discovered, it is [his/her] intention to fully settle and release all claims [he/she] may have against the Company and the persons and entities described above, whether known, unknown or suspected.

2. The Employee acknowledges that [he/she] has been provided at least 21 days to review the Release and has been advised to review it with an attorney of [his/her] choice. In the event the Employee elects to sign this Release prior to the end of this 21-day period, [he/she] agrees that it is a knowing and voluntary waiver of [his/her] right to wait the full 21 days. The

Employee further understands that [he/she] has 7 days after the signing hereof to revoke it by so notifying the Company in writing, such notice to be received by                  within the 7-day period. The Employee further acknowledges that [he/she] has carefully read this Release, and knows and understands its contents and its binding legal effect. The Employee acknowledges that by signing this Release, [he/she] does so of [his/her] own free will and act and that it is [his/her] intention that [he/she] be legally bound by its terms.

IN WITNESS WHEREOF, the parties have executed this Release on the date first above written.

ACE LIMITED

By:

Name:

Title:

[Employee’s Name]